UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	26-0789784
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common units representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐
Securities act registration statement file number to which this form relates: 333-145835
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the securities to be registered by El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Registrant”), will be contained in the sections entitled “The Partnership Agreement,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (No. 333-145835), initially filed with the Securities and Exchange Commission on August 31, 2007. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-145835), initially filed with the Securities and Exchange Commission on August 31, 2007 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on August 31, 2007 (Registration No. 333-145835).

3.	Form of First Amended and Restated Limited Partnership Agreement of the Registrant (incorporated herein by reference to Exhibit 3.2 as Appendix A to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on August 31, 2007 (Registration No. 333-145835)).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 3.2 to as Appendix A to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on August 31, 2007 (Registration No. 333-145835)).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: November 13, 2007

EL PASO PIPELINE PARTNERS, L.P.
By:	El Paso Pipeline GP Company, L.L.C.,
its general partner

By:	/s/ Robert W. Baker
	Name:	Robert W. Baker
	Title:	Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-145835), initially filed with the Securities and Exchange Commission on August 31, 2007 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on August 31, 2007 (Registration No. 333-145835).

3.	Form of First Amended and Restated Limited Partnership Agreement of the Registrant (incorporated herein by reference to Exhibit 3.2 as Appendix A to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on August 31, 2007 (Registration No. 333-145835)).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 3.2 to as Appendix A to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on August 31, 2007 (Registration No. 333-145835)).